4Q TWENTY23 INVESTOR PRESENTATION ORIGIN BANCORP, INC.

2 FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc.'s ("Origin" or the "Company") future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin's results of operations, estimated forbearance amounts and expectations regarding the Company's liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin's control. Statements or statistics preceded by, followed by or that otherwise include the words "assumes," "anticipates," "believes," "estimates," "expects," “foresees,” "intends," "plans," "projects," and similar expressions or future or conditional verbs such as "could," "may," “might,” "should," "will," and "would" and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect the Company's future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; potential reductions in benchmark interest rates and the resulting impacts on net interest income; deterioration of Origin's asset quality; factors that can impact the performance of Origin's loan portfolio, including real estate values and liquidity in Origin's primary market areas; the financial health of Origin's commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin's loans; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; Origin's ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business); the effectiveness of Origin's risk management framework and quantitative models; Origin's inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin's common stockholders, repurchase Origin's shares of common stock and satisfy obligations as they become due; the impact of labor pressures; changes in Origin's operation or expansion strategy or Origin's ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin's ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin's business; volatility and direction of market interest rates; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies, difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; a deterioration of the credit rating for U.S. long-term sovereign debt or actions that the U.S. government may take to avoid exceeding the debt ceiling; a potential U.S. federal government shutdown and the resulting impacts; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities, and tax matters; Origin's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin's non-GAAP liquidity measurements and its underlying assumptions or estimates; possible changes in trade, monetary, and fiscal policies, laws, and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities (including the impacts related to or resulting from Russia's military action in Ukraine, or the conflict in Israel and surrounding areas, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments), regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin's control; fraud or misconduct by internal or external actors, system failures, cybersecurity threats and/or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin's behalf may issue. Annualized, pro forma, adjusted projected and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results. Certain prior period amounts have been reclassified to conform to the current year financial statement presentations. These reclassifications did not impact previously reported net income or comprehensive income. Origin reports its results in accordance with generally accepted accounting principles in the United States ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: adjusted net income, adjusted PTPP earnings, adjusted diluted EPS, adjusted NIM-FTE, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, ROATCE, adjusted ROATCE and adjusted efficiency ratio. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. ORIGIN BANCORP, INC. _______

ORIGIN BANCORP, INC. _______ 16 LOUISIANA Entry: 1912 Loans: $1,468 Deposits: $2,928 DOLLARS IN MILLIONS, UNAUDITED (2) (3) 3 ORIGIN COMPANY SNAPSHOT • Origin Bancorp, Inc. is the holding company for Origin Bank. • Origin Bank was founded in 1912 and is headquartered in Choudrant, LA. • 59(1) banking centers operating across Texas, Louisiana & Mississippi. DEPOSITS & LOANS BY STATE Note: All financial information is as of December 31, 2023. * Please see slide 31 for all footnote references included above. MISSISSIPPI Entry: 2010 Loans: $587 Deposits: $646 8% 8% 38% 20% 54% 72% Loans (3)Deposits (2) ICS ICS 9 10 18 6 TEXAS Dallas/Fort Worth Houston East Texas Entry: 2008 Entry: 2013 Entry: 2022 Loans: $2,993 Loans: $1,837 Loans: $446 Deposits: $1,994 Deposits: $1,205 Deposits: $909 Total Texas Loans: $5,276 Total Texas Deposits: $4,108

4 ORIGIN BANCORP, INC. _______ • South Alabama and Florida Panhandle expansion through experienced bankers and expected location openings in 2024 • Significant concentration of high-tech employment, particularly in aviation, aerospace, and defense sectors. In total, seven of the world’s Top 10 defense contractors have a presence in the region • Baldwin County is the 7th fastest-growing metropolitan area in the country • Together, Eglin AFB and Hurlburt Field supply area employers with an annual pipeline of approximately 1,300 highly skilled separating military members each year

5 ORIGIN BANCORP, INC. _______

PERFORMANCE HIGHLIGHTS AT-A-GLANCE - FOURTH QUARTER 2023

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
UNAUDITED

	Key Performance Metrics	4Q23 Reported	4Q23 Adjusted	3Q23 Reported	3Q23 Adjusted
Balance Sheet	Total Loans Held for Investment ("LHFI")	$ 7,660,944	N/A	$ 7,568,063	N/A
	Total Assets	9,722,584	N/A	9,733,303	N/A
	Total Deposits	8,251,125	N/A	8,374,488	N/A
Income Statement	Net Income	$ 13,425	$ 18,461 (4)	$ 24,313	$ 22,004 (4)
	Adjusted Pre-Tax, Pre-Provision ("adjusted PTPP") Earnings	N/A	26,654 (4)	N/A	30,663 (4)
	Diluted EPS	0.43	0.60 (4)	0.79	0.71 (4)
Selected Ratios	NIM - FTE	3.19 %	3.19 % (5)	3.14 %	3.14 % (5)
	Return on Average Assets (annualized) ("ROAA")	0.55	0.75 (4)	0.96	0.87 (4)
	Adjusted PTPP ROAA (annualized)	N/A	1.08 (4)	N/A	1.21 (4)
	Return on Average Stockholders' Equity (annualized) ("ROAE")	5.26	7.23 (4)	9.52	8.62 (4)
	Adjusted PTPP ROAE (annualized)	N/A	10.44 (4)	N/A	12.01 (4)
	Book Value per Common Share	$ 34.30	N/A	$ 32.32	N/A
	Tangible Book Value per Common Share[4]	28.68	$ 32.59	26.78	$ 32.37
	Tangible Common Equity[4]	888,774	1,009,797	827,806	1,000,535
	Tangible Common Equity to Tangible Assets[4]	9.31 %	N/A	8.66 %	N/A
	Return on Average Tangible Common Equity ("ROATCE")[4]	6.36	8.74 %	11.48	10.39 %
	Efficiency Ratio	75.02	66.43 (4)	63.59	62.71 (4)
	ALCL to Total LHFI	1.26	1.31 (6)	1.26	1.30 (6)

**Please see slide 31 for all footnote references included above.*

4Q23 Key Highlights

- **NIM-FTE was 3.19% for the quarter ended December 31, 2023, representing a five bp increase compared to the linked quarter.**
- **LHFI to deposits, excluding mortgage warehouse lines of credit ("MW LOC"), were 88.8% at December 31, 2023, compared to 87.0% at September 30, 2023.**
- **Cash and liquid securities as a percentage of total assets were 10.9% at December 31, 2023, compared to 11.6% at September 30, 2023.**
- **Book value per common share[7] was $34.30 at December 31, 2023, reflecting an increase of $1.98, or 6.1%, compared to the linked quarter.**
- **Tangible book value per common share[4][7] was $28.68 at December 31, 2023, reflecting an increase of $1.90, or 7.1%, compared to the linked quarter.**
- **Adjusted tangible book value per common share[4] was $32.59 at December 31, 2023, reflecting an increase of $0.22, or 0.7%, compared to the linked quarter.**
- **December 31, 2023, Company level common equity Tier 1 capital to risk-weighted assets was 11.83%, Tier 1 leverage ratio was 10.50%, and the total capital ratio was 15.02%.**

ORIGIN BANCORP, INC. 6

TRENDING KEY MEASURES

UNAUDITED

Net Income ($)

DOLLARS IN THOUSANDS



753
13,425
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

Diluted EPS ($)



0.03
0.43
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

Total Revenue ($)

DOLLARS IN THOUSANDS



54,954
81,185
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

Total LHFI ($)

DOLLARS IN MILLIONS



CAGR 15.4%
4,481
7,661
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

Total LHFI, Adjusted ($)(8)

DOLLARS IN MILLIONS



CAGR 17.2%
4,044
7,331
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

Total Deposits ($)

DOLLARS IN MILLIONS



CAGR 17.2%
4,556
8,251
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

** Please see slide 31 for all footnote references included above.*

ORIGIN BANCORP, INC.
7

ORIGIN BANCORP, INC. _______ TRENDING KEY NON-GAAP MEASURES(4) Adjusted Diluted EPS ($) UNAUDITED Adjusted Net Income ($) Adjusted PTPP Earnings ($) DOLLARS IN THOUSANDS Adjusted Efficiency Ratio (%) 62.71 66.43 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 24.51 28.68 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 Tangible Book Value per Common Share ($)(7) 8 23.84 32.59 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 Adjusted Tangible Book Value per Common Share ($) 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 DOLLARS IN THOUSANDS 461 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 0.02 0.60 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 * Please see slide 31 for all footnote references included above. CAGR 4.3% CAGR 8.7% 18,461 18,487 26,654

ORIGIN BANCORP, INC. _______ ASSET AND STOCKHOLDERS' EQUITY GROWTH 1997 - 2023 DOLLARS IN MILLIONS Total Assets ($) 148 9,723 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 Total Stockholders' Equity ($) 11 1,063 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 CAGR 17.5% CAGR 19.2% 9 1,762 1,285 Origin Bancorp, Inc. Cumulative Return ($) KBW Nasdaq Bank Total Return Index ($) 12 /3 1/ 96 12 /3 1/ 97 12 /3 1/ 98 12 /3 1/ 99 12 /3 1/ 00 12 /3 1/ 01 12 /3 1/ 02 12 /3 1/ 03 12 /3 1/ 04 12 /3 1/ 05 12 /3 1/ 06 12 /3 1/ 07 12 /3 1/ 08 12 /3 1/ 09 12 /3 1/ 10 12 /3 1/ 11 12 /3 1/ 12 12 /3 1/ 13 12 /3 1/ 14 12 /3 1/ 15 12 /3 1/ 16 12 /3 1/ 17 12 /3 1/ 18 12 /3 1/ 19 12 /3 1/ 20 12 /3 1/ 21 12 /3 1/ 22 12 /3 1/ 23 0 500 1,000 1,500 2,000 2,500 Total Shareholder Return ($)(9) IPO * Please see slide 31 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED

ORIGIN BANCORP, INC. _______ 10 1,956 2,247 2,620 4,747 5,276 1,127 1,343 1,545 2,747 2,993829 904 1,075 1,631 1,837 369 446 DFW Houston East Texas 2019 2020 2021 2022 2023 Deposit Trends by Texas Market ($)(2) Loan Trends by Texas Market ($)(3) TEXAS GROWTH STORY Texas Franchise Highlights DOLLARS IN MILLIONS • 35 locations throughout 10 counties including the 4th and 5th largest MSAs in the United States.(10) • Texas franchise represents 72% of LHFI(3) and 54% of deposits(2) at December 31, 2023. 1,854 2,574 3,132 4,261 4,108 989 1,581 1,925 2,196 1,994 865 993 1,207 1,173 1,205 892 909 DFW Houston East Texas 2019 2020 2021 2022 2023 CAGR 28.2% CAGR 22.0% * Please see slide 31 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED

ORIGIN BANCORP, INC. _______ 11 LOAN GROWTH 3,869 4,094 4,498 6,805 7,331 5,593 1,212 Origin BTH 2019 2020 2021 2022 2023 0 2,000 4,000 6,000 8,000 LHFI Key Data DOLLARS IN MILLIONS IDT • Total LHFI, excluding MW LOC, were $7.33 billion at December 31, 2023, reflecting an increase of $49.2 million, or 0.7%, compared to September 30, 2023. • Total MW LOC were $330.0 million, or 4.3%, of total LHFI at December 31, 2023. LHFI Growth excluding MW LOC ($)(11) CAGR: 17.3% 1,902 1,833 2,032 3,160 3,270 2,492 668 Origin BTH 2019 2020 2021 2022 2023 0 1,000 2,000 3,000 4,000 C&I, Owner Occupied CRE and C&D Growth ($)(11) CAGR: 14.5% * Please see slide 31 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED

WELL DIVERSIFIED LOAN PORTFOLIO[(12)]

UNAUDITED

Loan Composition at December 31, 2023: $7,661 million



Residential Real Estate & Consumer 23%
Commercial & Industrial ("C&I") 28%
Owner Occupied Construction/ Land/Land Development ("C&D"): 3%
Non-Owner Occupied CRE: 19%
Non-Owner Occupied C&D: 11%
Owner Occupied Commercial Real Estate ("CRE"):12%
MW LOC: 4%
C&I, Owner Occupied CRE and C&D, MW LOC: 47%
Non-Owner Occupied CRE and C&D: 30%

C&I, Owner Occupied CRE and C&D, MW LOC: $3,600 million



Real Estate & Construction: 8%
Finance & Insurance: 7%
MW LOC: 4%
Transportation Svcs: 3%
Energy: 3%
Retail Shopping: 2%
Retail Dealers: 2%
Healthcare: 2%
Commercial Svcs: 2%
Restaurants: 2%
Entertainment: 1%
Consumer Svcs: 1%
Professional Svcs: 1%
Wholesale Distribution: 1%
Banks: 1%
Misc: 7%

Loan Portfolio Details

(Dollars in thousands)	4Q23	3Q23	2Q23	1Q23	4Q22
C&I	$2,059,460	$2,058,073	$1,977,028	$2,091,093	$2,051,161
Owner Occupied CRE	953,822	932,109	915,861	855,887	843,006
Owner Occupied C&D	256,658	252,168	259,984	252,617	265,838
MW LOC	329,966	286,293	537,627	337,529	284,867
Total Commercial	3,599,906	3,528,643	3,690,500	3,537,126	3,444,872
Non-Owner Occupied CRE	1,488,912	1,503,782	1,512,303	1,529,513	1,461,672
Non-Owner Occupied C&D	813,567	824,588	762,255	696,009	679,787
Residential Real Estate-Single Family	1,373,696	1,338,382	1,284,955	1,231,022	1,173,316
Residential Real Estate-Multi-Family	361,239	349,787	348,703	357,469	304,222
Consumer Loans	23,624	22,881	23,973	24,684	26,153
Total Loans	$7,660,944	$7,568,063	$7,622,689	$7,375,823	$7,090,022

**Please see slide 31 for all footnote references included above.*

Non-Owner Occupied CRE and C&D: $2,302 million



Misc.: 2%
Finance & Insurance: 1%
Restaurant: 1%
Professional Svcs.: 1%
Hotel: 1%
Multi-family under construction: 2%
Healthcare: 3%
Office Building: 5%
Retail Shopping: 6%
Real Estate & Construction: 8%

ORIGIN BANCORP, INC.

12

ORIGIN BANCORP, INC. _______ 1.05 1.17 1.11 0.85 1.05 Classified LHFI / Total LHFI (%) Net Charge-Offs / Average LHFI (annualized) (%) 4Q22 1Q23 2Q23 3Q23 4Q23 0.01 0.07 0.10 0.14 0.10 0.14 0.23 0.44 0.42 0.39 0.15 0.16 0.26 0.27 0.34 Nonperforming LHFI / LHFI (%) Past due LHFI / LHFI (%) 4Q22 1Q23 2Q23 3Q23 4Q23 13 CREDIT QUALITY Asset Quality Trends (%) Allowance for Loan Credit Losses ("ALCL") 87,161 92,008 94,353 95,177 96,868 1.23 1.25 1.24 1.26 1.26 1.28 1.30 1.32 1.30 1.31 ALCL as a percentage of LHFI, adjusted (%) ALCL as a percentage of LHFI (%) ALCL ($) 4Q22 1Q23 2Q23 3Q23 4Q23 • Provision for credit loss expense for 4Q23 was $2.7 million, compared to $3.5 million in 3Q23, and $4.6 million in 4Q22. The provision was down from the linked period primarily due to the stable credit risk profile of our LHFI portfolio along with a $1.4 million increase in recoveries of loan losses experienced during the current quarter. • Also, contributing to the decline in provision for credit losses was a $827,000 release of provision on our securities portfolio. • ALCL to nonperforming LHFI is 321.66% at 4Q23, 301.12% at 3Q23, and 876.87% at 4Q22. DOLLARS IN THOUSANDS (6) * Please see slide 31 for all footnote references included above. UNAUDITED

ORIGIN BANCORP, INC. _______ Texas: 75% Louisiana: 6% Mississippi: 13% Out of Market: 6% 14 Medical: 25% Financial: 15% Law Firms: 11%Energy: 10% Other: 24% National Credit Tenant: 15% CRE OFFICE - STRENGTH AND DIVERSIFICATION Tenant Classification $375.9M $375.9M Geographic Diversification DOLLARS IN THOUSANDS December 31, 2023 Avg. Loan Size $ 2,224 Weighted Avg. LTV 59.40 % Past Due Loans / Loans 0.32 Classified Loans / Loans — NPL / Loans — NCOs / Avg. Loans (annualized) — ALCL / Loans 0.72 Weighted Average Debt Service Coverage Ratio (“DSC”) 1.47 Key Portfolio Metrics DOLLARS IN MILLIONS DOLLARS IN MILLIONS NON-OWNER OCCUPIED (“NOO”), UNAUDITED DSC Stress Test (%) 1.47 1.60 1.17 1.21 Current DSC Stressed DSC NOO CRE Office Fixed Rate NOO CRE Office (13) * Please see slide 31 for all footnote references included above.

ORIGIN BANCORP, INC. _______ Treasury/Agency: 6% MBS: 48% CMO: 13% Municipal: 23% Corporate/ABS: 10% 1,675 1,634 1,592 1,527 1,291 2.34 2.38 2.42 2.46 2.50 Total Securities ($) Yield (%) 4Q22 1Q23 2Q23 3Q23 4Q23 Investment Securities Average Balance and Yield INVESTMENT SECURITIES DOLLARS IN MILLIONS • AFS Security Sale details(15): • BV AFS Sold - $78.9 million • Realized Loss - $4.6 million • Proceeds - $74.3 million • Support loan growth including in our new Southeast market • Estimated earnback (years) - 1.9 or 1.1, depending on est. yield • Estimated Annual NIM & EPS Benefit @ 5.4% - 3bp & $0.06 • Estimated Annual NIM & EPS Benefit @ 7.7% - 5bp & $0.11 • Total securities portfolio weighted average effective duration was 4.28 years as of December 31, 2023, compared to 4.49 years as of September 30, 2023. • Expected cash flows from investments with no rate changes: • 2024: $176.5 million • 2025: $105.6 million • 2026: $128.7 million 15 (159.9) (138.5) (152.9) (172.7) (121.0) 4Q22 1Q23 2Q23 3Q23 4Q23 Accumulated Other Comprehensive Loss (14) ($) Investment Securities - AFS * Please see slide 31 for all footnote references included above. $1.25B DOLLARS IN MILLIONS UNAUDITED

LOANS & SECURITIES- REPRICING OR MATURITY

Total Loans

(Dollars in thousands)	Repricing and Maturity Term: 1 Year or less	1-5 Years	5-15 Years	Over 15 Years	Total	Rate Structure: Floating Rate	Variable Rate	Fixed Rate
Commercial real estate	$ 808,554	$ 1,268,114	$ 366,066	$ —	$ 2,442,734	$ 702,388	$ 10,373	$ 1,729,973
Construction/land/land development	640,148	349,140	79,605	1,332	1,070,225	583,715	43,042	443,468
Residential real estate	329,491	855,365	379,777	170,302	1,734,935	284,098	743,642	707,195
Total real estate	$ 1,778,193	$ 2,472,619	$ 825,448	$ 171,634	$ 5,247,894	$ 1,570,201	$ 797,057	$ 2,880,636
Commercial and industrial	1,549,654	463,116	46,690	—	2,059,460	1,535,542	2,737	521,181
Mortgage warehouse lines of credit	329,966	—	—	—	329,966	329,966	—	—
Consumer	12,810	10,471	298	45	23,624	5,701	131	17,792
Total	$ 3,670,623	$ 2,946,206	$ 872,436	$ 171,679	$ 7,660,944	$ 3,441,410	$ 799,925	$ 3,419,609
% of total	49 %	38 %	11 %	2 %	100 %	45 %	10 %	45 %
Weighted Average Rate	7.85 %	5.15 %	4.28 %	4.12 %	6.31 %	8.05 %	4.55 %	5.00 %

AFS & HTM Securities

(Dollars in thousands)	Maturity & Projected Principal Cashflow: 1 Year or less	1 to 3 Years	3 to 5 Years	5 to 10 Years	Over 10 Years	Total
Projected total cash flow	$ 176,522	$ 234,247	$ 293,252	$ 458,919	$ 231,969	$ 1,394,909
% of Total	13 %	17 %	20 %	33 %	17 %	100 %

ORIGIN BANCORP, INC. 16

DEPOSIT DETAIL

UNAUDITED

Deposit Composition at December 31, 2023[16]: $8,251 million


Brokered: 5%
Public: 11%
Consumer: 32%
Commercial: 52%

Commercial Deposit Composition: $4,315 million


Real Estate Rental & Leasing: 7%
Finance & Insurance: 6%
Construction: 6%
Professional, Scientific, & Technical Svcs: 5%
Other Business Deposits 2% or less: 5%
Mgmt of Companies & Enterprises: 4%
Affiliate: 3%
Manufacturing: 2%
Healthcare & Social Assistance: 2%
Other Svcs (except Public Admin.): 2%
Mining: 2%
Wholesale Trade: 1%
Retail Trade: 1%
Misc: 6%

Deposit Detail

(Dollars in thousands)	4Q23	3Q23	2Q23	1Q23	4Q22	QoQ % Δ
Total Deposits	$8,251,125	$8,374,488	$8,490,043	$8,174,310	$7,775,702	(1.5)%
FDIC Insured	(3,425,268)	(3,434,530)	(3,402,826)	(3,425,845)	(3,331,724)	(0.3)
FDIC Insured Reciprocal	(801,699)	(781,054)	(770,823)	(531,051)	(245,621)	2.6
FDIC Insured Brokered Time Deposits	(444,989)	(669,202)	(677,909)	(289,968)	(5,407)	(33.5)
Total Estimated FDIC Uninsured Deposits	3,579,169	3,489,702	3,638,485	3,927,446	4,192,950	2.6
Collateralized Public Funds	(849,603)	(739,329)	(799,351)	(839,569)	(762,366)	14.9
Uninsured/ Uncollateralized Deposits ($)	$2,729,566	$2,750,373	$2,839,134	$3,087,877	$3,430,584	(0.8)
Uninsured/ Uncollateralized Deposits (%)	33.1 %	32.8 %	33.4 %	37.8 %	44.1 %	

**Please see slide 31 for all footnote references included above.*

Geographic Concentration [2]


Commercial
36%
18%
7%
33%
6%
Consumer
18%
17%
19%
37%
9%
Public Funds
7%
4%
16%
53%
20%
Texas- DFW
Texas- Houston
TX- East Texas
Louisiana
Mississippi

ORIGIN BANCORP, INC.
17

ORIGIN BANCORP, INC. _______ 18 7,710 8,017 8,260 8,443 8,361 4,363 4,648 4,741 4,728 4,785 2,593 2,392 2,140 2,088 1,973 754 977 1,379 1,627 1,603 Interest-bearing Demand Noninterest-bearing Time Deposits 4Q22 1Q23 2Q23 3Q23 4Q23 Average Deposits ($) DEPOSIT TRENDS Deposit Cost Trends (QTD Annualized) (%) IDT Total Deposit Beta (%) Full Cycle Total Deposit Betas (%) 44.0 27.029.0 30.0 Peer OBK 2Q2004 - 3Q2006 4Q2015 - 1Q2019 (17) * Please see slide 31 for all footnote references included above. DOLLARS IN MILLIONS -50.00 10.48 23.25 35.21 42.16 46.72 50.48 0.12 0.77 2.18 3.65 4.51 4.99 5.26 5.33 Cumulative Deposit Beta Average Quarterly Fed Funds Rate 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 UNAUDITED 1.22 2.58 3.56 4.04 4.24 1.54 2.49 3.05 3.47 3.71 1.02 1.75 2.26 2.61 2.84 Time Deposits Cost of Interest-bearing Deposits Cost of Total Deposits 4Q22 1Q23 2Q23 3Q23 4Q23 0.00

ORIGIN BANCORP, INC. _______ 19 YIELDS AND COSTS Yield on LHFI (%) Cost of Funds (%) • LHFI with fixed rate: 45%; LHFI with floating/variable rate: 55% at 4Q23. • $2.07 billion Prime-based and $1.69 billion SOFR-based loans at 4Q23. 2.52 2.01 UNAUDITED 1.24 2.74 5.63 6.03 6.18 6.35 6.46 5.53 5.94 6.16 6.35 6.47 6.82 7.69 8.16 8.43 8.50 3.37 4.42 4.92 5.20 5.33 Yield on LHFI Yield on LHFI excl. PAA Avg. Prime Rate 30 Day Avg. SOFR 4Q22 1Q23 2Q23 3Q23 4Q23 2.89 1.54 2.49 3.05 3.47 3.71 1.02 1.75 2.26 2.61 2.84 1.26 Cost of Total Deposits & Borrowings Cost of Interest Bearing Deposits Cost of Total Deposits Cost of Total Deposits & Borrowings excl. PAA 4Q22 1Q23 2Q23 3Q23 4Q23 (18) * Please see slide 31 for all footnote references included above. (18)

ORIGIN BANCORP, INC. _______ 84,749 77,147 75,291 74,130 72,98978,174 72,435 68,346 67,292 67,775 4,678 3,009 6,415 6,838 5,214 1,897 1,703 3.81 3.44 3.16 3.14 3.19 3.73 3.36 3.14 3.14 3.19 Net Interest Income excl. MW LOC, adjusted ($) MW LOC Interest Income ($) Net Purchase Accounting Accretion ($) NIM (FTE) (%) Adjusted NIM (FTE) (%) 4Q22 1Q23 2Q23 3Q23 4Q23 20 DOLLARS IN THOUSANDS, UNAUDITED NET INTEREST INCOME AND NIM TRENDS 3.193.14 0.16 0.09 0.04 0.03 (0.05) (0.01) (0.01) (0.02) (0.03) (0.15) 3Q 23 FH LB & O the r Bor ro wing s RE Lo an s C&I Inv es tm en t S ec . Othe r Equ ity S ec . H eld in ot hr. In st. IB B al. D FB Tim e D ep os its MW LO C Sav ing s a nd IB Tr an sc . A cc ts 4Q 23 1.00 2.00 3.00 4.00 NIM-FTE Changes - 4Q23 (%) Full Cycle NIM Betas (%) (19) (5) (2.0) 13.015.0 21.0 Peer OBK 2Q2004 - 3Q2006 4Q2015 - 1Q2019 (17) * Please see slide 31 for all footnote references included above. 530

ORIGIN BANCORP, INC. _______ Insurance Commission & Fee Income Service Charges & Fees Mortgage Banking Revenue 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 21 Net Interest Income Noninterest Income 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Major Components of Noninterest Income ($)(20) Net Interest Income + Noninterest Income ($) NET REVENUE DISTRIBUTION Components of Other Noninterest Income ($) 81,185 4Q23 3Q23 2Q23 1Q23 4Q22 Limited Partnership Investment (loss) Income $ 533 $ (425) $ 231 $ 66 $ (230) Swap Fee Income 196 366 331 384 292 Gain on Subordinated Debentures — — 471 — — (Loss) Gain on Sale of Securities (4,606) (7,173) — 144 — Positive Valuation Adjustment on Non- Marketable Equity Securities — 10,096 — — — MSR Impairment (1,769) — — — — Other 2,457 3,299 2,294 2,427 2,449 Total $ (3,189) $ 6,163 $ 3,327 $ 3,021 $ 2,511 54,954 11,385 77.9% 89.9% * Please see slide 31 for all footnote references included above. DOLLARS IN THOUSANDS, UNAUDITED 9,776

ORIGIN BANCORP, INC. _______ 22 Efficiency Ratios (%) NONINTEREST EXPENSE ANALYSIS DOLLARS IN THOUSANDS Noninterest Expense Composition ($) Consolidated Efficiency Ratio Adjusted Efficiency Ratio 4Q22 1Q23 2Q23 3Q23 4Q23 Operating Leverage (%) E FF IC IE N C Y R AT IO (% ) N IE / AV E R A G E A S S E TS (% ) 2.16 2.23 2.42 2.38 2.35 2.32 2.32 2.48 62.53 59.89 60.97 58.32 60.69 64.76 63.59 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 40 60 80 100 1.5 2.0 2.5 3.0 58 .3 2 53 .0 6 58 .6 4 60 .6 9 * Please see slide 31 for all footnote references included above. 61 .1 7 75 .0 2 (4) UNAUDITED 66 .4 3 64 .7 6 63 .5 9 62 .7 1 57,254 56,760 58,887 58,663 60,906 33,339 33,731 34,533 34,624 35,931 5,863 6,503 6,578 6,790 6,912 2,868 2,916 2,837 2,775 3,062 2,554 2,553 2,552 2,264 2,259 2,277 2,303 2,716 2,868 2,947 1,179 9,174 8,754 9,671 9,342 9,795 Salaries and Employee Benefits Occupancy and Equipment, net Data Processing Intangible Asset Amortization Office and Operations Merger Transaction Expense Other 4Q22 1Q23 2Q23 3Q23 4Q23 75.02

ORIGIN BANCORP, INC. _______ 9.7 9.8 9.6 10.0 10.59.9 10.2 10.1 10.3 10.5 Company Level Origin Bank Level 4Q22 1Q23 2Q23 3Q23 4Q23 11.1 11.3 11.2 11.6 12.0 11.5 11.7 11.7 12.0 11.9 Company Level Origin Bank Level 4Q22 1Q23 2Q23 3Q23 4Q23 23 CAPITAL 14.2 14.3 14.1 14.6 15.0 13.4 13.6 13.5 14.0 13.9 Company Level Origin Bank Level 4Q22 1Q23 2Q23 3Q23 4Q23 4Q23 Reported versus Capital Ratios incl. AOCI (%) ICap ICap Total Capital to Risk-Weighted Assets (%)(21) Tier 1 Capital to Risk-Weighted Assets (%)(21)Tier 1 Capital to Average Assets (Leverage Ratio) (%)(21) * Please see slide 31 for all footnote references included above. 10.5 12.0 15.0 11.8 9.3 10.6 13.7 10.510.5 12.0 13.9 12.0 9.2 10.6 12.6 10.6 Company Level, Reported Company Level, incl. AOCI Bank Level, Reported Bank Level, incl. AOCI Tier 1 Leverage Ratio Tier 1 Capital Ratio Total Capital Ratio Common Equity Tier 1 Capital Ratio (22) (22) UNAUDITED

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of adjusted net income:

	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
Net interest income after provision for credit losses	$ 70,254	$ 70,615	$ 70,985	$ 70,950	$ 80,125	$ 61,581	$ 56,052	$ 52,829
Add: CECL provision for non-PCD loans	—	—	—	—	—	14,890	—	—
Adjusted net interest income after provision for credit losses	70,254	70,615	70,985	70,950	80,125	76,471	56,052	52,829
Total noninterest income	$ 8,196	$ 18,119	$ 15,636	$ 16,384	$ 13,429	$ 13,723	$ 14,216	$ 15,906
Less: MSR impairment	(1,769)	—	—	—	—	(1,950)	—	—
Less: (loss) gain on sales of securities, net	(4,606)	(7,173)	—	144	—	1,664	—	—
Less: positive valuation adjustment on non-marketable equity securities	—	10,096	—	—	—	—	—	—
Less: gain on sub-debt repurchase	—	—	471	—	—	—	—	—
Adjusted total noninterest income	14,571	15,196	15,165	16,240	13,429	14,009	14,216	15,906
Total noninterest expense	$ 60,906	$ 58,663	$ 58,887	$ 56,760	$ 57,254	$ 56,241	$ 44,150	$ 42,774
Less: merger expense	—	—	—	—	1,179	3,614	807	571
Adjusted total noninterest expense	60,906	58,663	58,887	56,760	56,075	52,627	43,343	42,203
Income tax expense	$ 4,119	$ 5,758	$ 5,974	$ 6,272	$ 6,822	$ 2,820	$ 4,807	$ 5,278
Add: income tax expense on adjustment items	1,339	(614)	(99)	(30)	248	3,946	169	120
Adjusted income tax expense	5,458	5,144	5,875	6,242	7,070	6,766	4,976	5,398
Net income	$ 13,425	$ 24,313	$ 21,760	$ 24,302	$ 29,478	$ 16,243	$ 21,311	$ 20,683
Adjusted net income	$ 18,461	$ 22,004	$ 21,388	$ 24,188	$ 30,409	$ 31,087	$ 21,949	$ 21,134

ORIGIN BANCORP, INC.
24

ORIGIN BANCORP, INC. _______ Calculation of adjusted net income, continued: 4Q21 3Q21 2Q21 1Q21 4Q20 3Q20 2Q20 1Q20 Net interest income after provision for credit losses $ 56,827 $ 56,462 $ 59,901 $ 53,827 $ 45,486 $ 36,984 $ 24,887 $ 24,279 Total noninterest income $ 16,701 $ 15,923 $ 12,438 $ 17,131 $ 15,381 $ 18,051 $ 19,076 $ 12,144 Less: gain on sales of securities, net 75 — 5 1,668 225 301 — 54 Less: bank-owned life insurance policy 5,213 — — — — — — 316 Adjusted total noninterest income 11,413 15,923 12,433 15,463 15,156 17,750 19,076 11,774 Total noninterest expense $ 40,346 $ 39,165 $ 37,832 $ 39,436 $ 38,884 $ 38,734 $ 38,220 $ 36,097 Less: early termination of LT FHLB advance — — — 1,613 — — — — Adjusted total noninterest expense 40,346 39,165 37,832 37,823 38,884 38,734 38,220 36,097 Income tax expense $ 4,860 $ 6,242 $ 6,774 $ 6,009 $ 4,431 $ 3,206 $ 786 $ (427) Add: income tax expense on adjustment items (1,110) — (1) (12) (47) (63) — (78) Adjusted income tax expense 3,750 6,242 6,773 5,997 4,384 3,143 786 (505) Net income $ 28,322 $ 26,978 $ 27,733 $ 25,513 $ 17,552 $ 13,095 $ 4,957 $ 753 Adjusted net income $ 24,144 $ 26,978 $ 27,729 $ 25,470 $ 17,374 $ 12,857 $ 4,957 $ 461 25 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of adjusted PTPP earnings:

	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
Provision for credit losses	$ 2,735	$ 3,515	$ 4,306	$ 6,197	$ 4,624	$ 16,942	$ 3,452	$ (327)
Less: CECL provision for non-PCD loans	—	—	—	—	—	14,890	—	—
Adjusted provision for credit losses	$ 2,735	$ 3,515	$ 4,306	$ 6,197	$ 4,624	$ 2,052	$ 3,452	$ (327)
Adjusted net income	$ 18,461	$ 22,004	$ 21,388	$ 24,188	$ 30,409	$ 31,087	$ 21,949	$ 21,134
Plus: provision (adjusted) for credit losses	2,735	3,515	4,306	6,197	4,624	2,052	3,452	(327)
Plus: income (adjusted) tax expense	5,458	5,144	5,875	6,242	7,070	6,766	4,976	5,398
Adjusted PTPP earnings	$ 26,654	$ 30,663	$ 31,569	$ 36,627	$ 42,103	$ 39,905	$ 30,377	$ 26,205

	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Provision for credit losses	$ (2,647)	$ (3,921)	$ (5,609)	$ 1,412	$ 6,333	$ 13,633	$ 21,403	$ 18,531
Adjusted net income	$ 24,144	$ 26,978	$ 27,729	$ 25,470	$ 17,374	$ 12,857	$ 4,957	$ 461
Plus: provision for credit losses	(2,647)	(3,921)	(5,609)	1,412	6,333	13,633	21,403	18,531
Plus: income (adjusted) tax expense	3,750	6,242	6,773	5,997	4,384	3,143	786	(505)
Adjusted PTPP earnings	$ 25,247	$ 29,299	$ 28,893	$ 32,879	$ 28,091	$ 29,633	$ 27,146	$ 18,487

ORIGIN BANCORP, INC.

26

ORIGIN BANCORP, INC. _______ Calculation of adjusted dilutive EPS: 4Q23 3Q23 2Q23 1Q23 4Q22 3Q22 2Q22 1Q22 Numerator: Adjusted net income $ 18,461 $ 22,004 $ 21,388 $ 24,188 $ 30,409 $ 31,087 $ 21,949 $ 21,134 Denominator: Weighted average diluted common shares outstanding 30,995,354 30,943,860 30,872,834 30,882,156 30,867,511 28,481,619 23,788,164 23,770,791 Diluted earnings per share $ 0.43 $ 0.79 $ 0.70 $ 0.79 $ 0.95 $ 0.57 $ 0.90 $ 0.87 Adjusted diluted earnings per share 0.60 0.71 0.69 0.78 0.99 1.09 0.92 0.89 4Q21 3Q21 2Q21 1Q21 4Q20 3Q20 2Q20 1Q20 Numerator: Adjusted net income $ 24,144 $ 26,978 $ 27,729 $ 25,470 $ 17,374 $ 12,857 $ 4,957 $ 461 Denominator: Weighted average diluted common shares outstanding 23,609,874 23,613,010 23,604,566 23,590,430 23,543,917 23,500,596 23,466,326 23,530,212 Diluted earnings per share $ 1.20 $ 1.14 $ 1.17 $ 1.08 $ 0.75 $ 0.56 $ 0.21 $ 0.03 Adjusted diluted earnings per share 1.02 1.14 1.17 1.08 0.74 0.55 0.21 0.02 27 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Calculation of tangible book value per common share and adjusted tangible book value per common share:

	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
Total common stockholders' equity	$ 1,062,905	$ 998,945	$ 997,859	$ 992,587	$ 949,943	$ 907,024	$ 646,373	$ 676,865
Less: goodwill	128,679	128,679	128,679	128,679	128,679	136,793	34,153	34,153
Less: other intangible assets, net	45,452	42,460	44,724	47,277	49,829	52,384	15,900	16,425
Tangible common equity	888,774	827,806	824,456	816,631	771,435	717,847	596,320	626,287
Less: accumulated other comprehensive loss	(121,023)	(172,729)	(152,879)	(138,481)	(159,875)	(175,233)	(115,979)	(65,890)
Adjusted tangible common equity	1,009,797	1,000,535	977,335	955,112	931,310	893,080	712,299	692,177
Divided by common shares outstanding at period end	30,986,109	30,906,716	30,866,205	30,780,853	30,746,600	30,661,734	23,807,677	23,748,748
Book value per common share(7)	$ 34.30	$ 32.32	$ 32.33	$ 32.25	$ 30.90	$ 29.58	$ 27.15	$ 28.50
Tangible book value per common share(7)	28.68	26.78	26.71	26.53	25.09	23.41	25.05	26.37
Adjusted tangible book value per common share	32.59	32.37	31.66	31.03	30.29	29.13	29.92	29.15

	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Total common stockholders' equity	$ 730,211	$ 705,667	$ 688,235	$ 656,355	$ 647,150	$ 627,637	$ 614,781	$ 606,631
Less: goodwill	34,368	26,741	26,741	26,741	26,741	26,741	26,741	26,741
Less: other intangible assets, net	16,962	3,089	3,283	3,505	3,739	3,976	4,212	4,500
Tangible common equity	678,881	675,837	658,211	626,109	616,670	596,920	583,828	575,390
Less: accumulated other comprehensive income	5,729	11,872	18,914	12,185	25,649	21,998	20,613	15,822
Adjusted tangible common equity	$ 673,152	663,965	639,297	613,924	591,021	574,922	563,215	559,568
Divided by common shares outstanding at period end	23,746,502	23,496,058	23,502,215	23,488,884	23,506,312	23,506,586	23,501,233	23,475,948
Book value per common share(7)	$ 30.75	$ 30.03	$ 29.28	$ 27.94	$ 27.53	$ 26.70	$ 26.16	$ 25.84
Tangible book value per common share(7)	28.59	28.76	28.01	26.66	26.23	25.39	24.84	24.51
Adjusted tangible book value per common share	28.35	28.26	27.20	26.14	25.14	24.46	23.97	23.84

** Please see slide 31 for all footnote references included above.*

ORIGIN BANCORP, INC.
28

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of adjusted efficiency ratio:

	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
Total noninterest expense	$ 60,906	$ 58,663	$ 58,887	$ 56,760	$ 57,254	$ 56,241	$ 44,150	$ 42,774
Less: insurance and mortgage noninterest expense	8,581	8,579	9,156	8,033	8,031	8,479	8,397	8,626
Less: merger and acquisition expense	—	—	—	—	1,179	3,614	807	571
Adjusted total noninterest expense	52,325	50,084	49,731	48,727	48,044	44,148	34,946	33,577
Net interest income	72,989	74,130	75,291	77,147	84,749	78,523	59,504	52,502
Less: insurance and mortgage net interest income	2,294	2,120	1,574	1,493	1,376	1,208	1,082	875
Add: total noninterest income	8,196	18,119	15,636	16,384	13,429	13,723	14,216	15,906
Less: insurance and mortgage noninterest income	4,727	7,335	7,587	8,792	6,255	4,737	8,047	10,552
Less: positive valuation adjustment on non-marketable equity securities	—	10,096	—	—	—	—	—	—
Less: (loss) gain on sale of securities, net	(4,606)	(7,173)	—	144	—	1,664	—	—
Less: gain on sub-debt repurchase	—	—	471	—	—	—	—	—
Adjusted total revenue	78,770	79,871	81,295	83,102	90,547	84,637	64,591	56,981
Efficiency ratio	75.02 %	63.59 %	64.76 %	60.69 %	58.32 %	60.97 %	59.89 %	62.53 %
Adjusted efficiency ratio	66.43	62.71	61.17	58.64	53.06	52.16	54.10	58.93

	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Total noninterest expense	$ 40,346	$ 39,165	$ 37,832	$ 39,436	$ 38,884	$ 38,734	$ 38,220	$ 36,097
Less: insurance and mortgage noninterest expense	6,580	6,688	6,964	7,252	7,195	7,746	7,944	6,463
Less: early termination of LT FHLB advance	—	—	—	1,613	—	—	—	—
Adjusted total noninterest expense	33,766	32,477	30,868	30,571	31,689	30,988	30,276	29,634
Net interest income	54,180	52,541	54,292	55,239	51,819	50,617	46,290	42,810
Less: insurance and mortgage net interest income	946	1,048	979	1,003	1,236	1,125	1,204	872
Add: Total noninterest income	16,701	15,923	12,438	17,131	15,381	18,051	19,076	12,144
Less: insurance and mortgage noninterest income	5,683	6,179	5,815	8,348	9,326	12,741	13,826	6,456
Less: positive valuation adjustment on non-marketable equity securities	5,213	—	—	—	—	—	—	—
Less: gain on sale of securities, net	75	—	5	1,668	225	301	—	54
Less: payout on life insurance policy	—	—	—	—	—	—	—	316
Adjusted total revenue	58,964	61,237	59,931	61,351	56,413	54,501	50,336	47,256
Efficiency ratio	56.92 %	57.21 %	56.69 %	54.49 %	57.86 %	56.41 %	58.47 %	65.69 %
Adjusted efficiency ratio	57.27	53.03	51.51	49.83	56.17	56.86	60.15	62.71

ORIGIN BANCORP, INC.
29

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of adjusted ROAA and ROAE:

	4Q23	3Q23
Adjusted net income	$ 18,461	$ 22,004
Divided by number of days in the quarter	92	92
Multiplied by the number of days in the year	365	365
Annualized adjusted net income	$ 73,242	$ 87,298
Divided by total average assets	9,753,847	10,035,564
ROAA (annualized)	0.55 %	0.96 %
Adjusted ROAA (annualized)	0.75	0.87
Divided by total average stockholders' equity	$ 1,013,286	$ 1,012,912
ROAE (annualized)	5.26 %	9.52 %
Adjusted ROAE (annualized)	7.23	8.62

Calculation of tangible common equity to tangible assets:

	4Q23	3Q23
Total assets	$ 9,722,584	$ 9,733,303
Less: goodwill	128,679	128,679
Less: other intangible assets, net	45,452	42,460
Tangible assets	9,548,453	9,562,164
Total common stockholders' equity	$ 1,062,905	$ 998,945
Less: goodwill	128,679	128,679
Less: other intangible assets, net	45,452	42,460
Tangible common equity	888,774	827,806
Tangible common equity to tangible assets	9.31 %	8.66 %

Calculation of adjusted PTPP ROAA & ROAE:

	4Q23	3Q23
Adjusted PTPP earnings	$ 26,654	$ 30,663
Divided by number of days in the quarter	92	92
Multiplied by the number of days in the year	365	365
Adjusted PTPP earnings, annualized	$ 105,747	$ 121,652
Divided by total average assets	9,753,847	10,035,564
Adjusted PTPP ROAA (annualized)	1.08 %	1.21 %
Divided by total average stockholders' equity	$ 1,013,286	$ 1,012,912
Adjusted PTPP ROAE (annualized)	10.44 %	12.01 %

Calculation of ROATCE and adjusted ROATCE:

	4Q23	3Q23
Net income	$ 13,425	$ 24,313
Divided by number of days in the quarter	92	92
Multiplied by number of days in the year	365	365
Annualized net income	$ 53,262	$ 96,459
Adjusted net income	$ 18,461	$ 22,004
Divided by number of days in the quarter	92	92
Multiplied by number of days in the year	365	365
Annualized adjusted net income	$ 73,242	$ 87,298
Total average common stockholders' equity	$ 1,013,286	$ 1,012,912
Less: average goodwill	128,679	128,679
Less: average other intangible assets, net	46,825	43,901
Average tangible common equity	837,782	840,332
ROATCE	6.36 %	11.48 %
Adjusted ROATCE	8.74	10.39

ORIGIN BANCORP, INC.
30

ORIGIN BANCORP, INC. _______ 31 PRESENTATION NOTES (1) Does not include loan production offices or deposit production offices. (2) Does not include wholesale deposits. (3) Excludes MW LOC. (4) As used in this presentation, adjusted net income, adjusted PTPP earnings, adjusted diluted EPS, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, ROATCE, adjusted ROATCE and adjusted efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their comparable GAAP measures, see slides 24-29 of this presentation. (5) Adjusted NIM-FTE is calculated by removing the net purchase accounting accretion or amortization from the net interest income. (6) The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for MW LOC from the total LHFI ALCL in the numerator and excluding the MW LOC from the LHFI in the denominator. Due to their low-risk profile, MW LOC require a disproportionately low allocation of the ALCL. (7) An increase in accumulated other comprehensive loss negatively impacted total stockholders' equity, tangible common equity, book value and tangible book value per common share primarily due to the movement of the short end of the yield curve and its impact on our investment portfolio. (8) Total LHFI, adjusted excludes MW LOC for all periods presented. (9) Origin Bancorp, Inc. and KBW Nasdaq cumulative total shareholder return assumes $100 invested on December 31, 1996, and any dividends are reinvested. Data for Origin Bancorp, Inc. cumulative total shareholder return prior to May 9, 2018, is based upon private stock transactions and is not reflective of open market trades. (10) Data obtained from The United States Census Bureau (census.gov). Count is as of most recent practicable date. (11) Year-to-date periods ended December 31, 2020 and 2021, exclude PPP loans. (12) Does not include loans held for sale. (13) Represents an interest rate sensitivity test for CRE office loans over $2.5 million using interest rate assumptions increased to 8.6% for 2024 maturities, 8.1% for 2025 maturities, 6.9% for 2026 maturities and 5.9% for 2027+ maturities. (14) The accumulated other comprehensive loss primarily represents the unrealized loss, net of tax benefit, of available for sale securities and is a component of equity. (15) Estimated metrics used the annualized tax-effected net interest income generated in excess of the weighted average tax-effected yield of 2.04% on the securities sold compared to an estimated interest yield of 5.4% if the proceeds are invested in interest-earning deposits in banks, or 7.7% if the proceeds are used to fund new loan production. (16) For purposes of this classification, all reciprocal deposits are classified as commercial deposits. (17) Peer represents commercial banks as identified by S&P Global. (18) PAA refers to purchase accounting adjustments. (19) Net interest income excl. MW LOC, adjusted, represents net interest income less interest income on MW LOC, excluding PAA net accretion for the 2Q23 and prior periods. (20) Mortgage banking revenue for 4Q23 and 3Q22 was adjusted for the $1.8 million and $1.9 million impairment, respectively, on the MSR portfolio. (21) December 31, 2023, dollars and ratios are estimated. (22) Capital ratios including AOCI are calculated by including the accumulated other comprehensive loss in the equity used in the numerator of the respective ratios and including the primarily negative fair value adjustments on the available for sale portfolio in the total risk-weighted assets used in the denominator of the ratio.